UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2006
Open Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-02333-56	22-3173050

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

455 Winding Brook Drive, Glastonbury, CT	06033

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 652-3155

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement
2006 Board Compensation
     On February 17, 2006, the Board of Directors (the “Board”) of Open Solutions Inc. (the “Registrant”) adopted a new compensation plan for its non-employee directors. Pursuant to the plan, each non-employee director will be paid an annual retainer consisting of (i) $15,000 in cash and (ii) restricted stock units granted pursuant to Section 7 of the Registrant’s 2003 Stock Incentive Plan with an initial value of $15,000. The number of restricted stock units granted will be determined by dividing $15,000 by the last sale price of the Registrant’s common stock on the Nasdaq National Market on the date of grant. The restricted stock units will vest on the earlier of (i) the date on which the non-employee director leaves the Board, (ii) the ninth anniversary of the January 1 immediately following the date of grant, (iii) the death or disability of the non-employee director and (iv) a change in ownership or effective control of the Registrant. Each non-employee director may elect annually to receive all or part of the cash portion of the annual retainer in the form of restricted stock units as described above.
     Each non-employee director will also receive an amount equal to $1,000 for each Board meeting that the non-employee director personally attends, or $750 for each Board meeting that the non-employee director participates in by telephone. In addition, each non-employee director who serves on the Audit Committee will receive a retainer of $10,000, each non-employee director who serves on the Compensation Committee will receive a retainer of $7,500 and each non-employee director who serves on the Nominations Committee will receive a retainer of $5,000. The chairman of the Audit Committee will receive an additional $10,000 per year, the chairman of the Compensation Committee will receive an additional $7,500 per year and the chairman of the Nominations Committee will receive an additional $5,000 per year. In addition, the lead director will receive an annual retainer of $30,000.
     Each non-employee director will also receive (i) upon initial election to the Board and upon any reelection to the Board at an Annual Meeting of Stockholders, 5,000 shares of restricted stock of the Registrant and an option to purchase 15,000 shares of the Registrant’s common stock, (ii) on the date of the 2006 Annual Meeting of Stockholders, 1,667 shares of restricted stock of the Registrant and an option to purchase 5,000 shares of the Registrant’s common stock (except for Douglas Anderson, Samuel McKay, Carlos Naudon and Richard Yanak, who will each receive 2,500 shares of restricted stock of the Registrant and an option to purchase 7,500 shares of the Registrant’s common stock because they did not receive an annual grant at the 2005 Annual Meeting of Stockholders) and (iii) on the date of each Annual Meeting of Stockholders after the 2006 Annual Meeting of Stockholders, 1,667 shares of restricted stock of the Registrant and an option to purchase 5,000 shares of the Registrant’s common stock. Such restricted stock will vest in five equal annual installments beginning on the first anniversary of the date of grant. The stock options will have an exercise price equal to the last sale price of the Registrant’s common stock on the Nasdaq National Market on the date of grant. One-third of the shares of common stock underlying each option will vest on the first anniversary of the date of grant, and the remaining shares will vest monthly thereafter over a two-year period.
     The Registrant will reimburse its non-employee directors for reasonable out-of-pocket expenses incurred in attending Board or committee meetings. No director who is an employee of the Registrant will receive separate compensation for services rendered as a director.
Indemnification Agreements
     On February 17, 2006, the Board also authorized the Registrant to enter into indemnification agreements with each of its directors and officers. Each indemnification agreement will provide that the Registrant will indemnify the director or officer to the fullest extent permitted by law for claims arising in his or her capacity as a director, officer, employee or agent of the Registrant. Pursuant to each indemnification agreement, the Registrant is required to advance expenses in connection with the director’s or officer’s defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The rights provided in the indemnification agreements are in addition to those provided by the Registrant’s Restated Certificate of Incorporation.
Policy Regarding Treatment of Non-Employee Directors Upon Change in Control
     On February 17, 2006, the Board also adopted a policy that upon a change in control of the Registrant, all stock options and restricted stock previously granted to any non-employee director of the Registrant will become fully vested.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN SOLUTIONS INC.
Date: February 24, 2006	By:	/s/ Kenneth J. Saunders
Kenneth J. Saunders
Executive Vice President and Chief Financial Officer